UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2014
Date of Report (Date of earliest event reported)

DIRECTV

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34554	26-4772533 DIRE
(Commission File Number)	(IRS Employer Identification No.)
2260 East Imperial Highway
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 964-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

US_ACTIVE:\44174311\3\53356.0115

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

US_ACTIVE:\44174311\3\53356.0115

ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Accounting Officer and Replacement

On September 12, 2014, Steven Adams was named as Senior Vice President, Controller and Chief Accounting Officer of DIRECTV effective immediately. Mr. Adams, age 44, succeeded to the role of Chief Accounting Officer from Patrick Doyle, Executive Vice President and Chief Financial Officer, who had assumed responsibility as Chief Accounting Officer on an interim basis.

Mr. Adams has served as vice president and general auditor of DIRECTV since November 2011, responsible for leading the Company’s internal audit function. Prior to that, Mr. Adams was vice president of financial reporting and analysis for DIRECTV beginning in January 2008. Before joining DIRECTV in 1999, Mr. Adams was Manager of Assurance and Business Advisory Services at the public accounting firm PricewaterhouseCoopers. Mr. Adams is a certified public accountant by the State of California and holds a bachelor’s degree in Accounting from the University of Southern California.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: September 16, 2014	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

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